CINDY SHY, P.C.
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                  A Professional Law Corporation


                        CONSENT OF COUNSEL

     The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C, under the caption "Interest of Named Experts and Counsel" to the registration statement on Form SB-2 of Palladium Communications, Inc.



                              Cindy Shy, P.C.



                                        /s/ Cindy Shy
                                   By: ______________________________
                                         Cindy Shy


Salt Lake City, Utah
June 13, 2002







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525 South 300 East* Salt Lake City, Utah 84111*(801)323-2392*Fax(801)364-5645